Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Michael J. Janosco Jr., Chief Financial Officer

TELEPHONE: (413) 568-1911

NEW WESTFIELD FINANCIAL, INC. INCREASES MAXIMUM PURCHASE

LIMITATION AND COMMENCES SYNDICATED OFFERING

Westfield, MA, December 13, 2006: New Westfield Financial, Inc. (the “Company”), the proposed holding company for Westfield Bank and successor company for Westfield Financial, Inc. (AMEX: WFD), today announced that the subscription offering and community offering portion of its second step conversion concluded on December 12, 2006. More than 2,457 orders from depositors were received in the subscription offering, and more than 305 orders were received in the community offering, totaling 9,861,832 shares. These orders will be maintained by the Company, with interest on subscribers’ funds continuing to accrue until completion of the offering.

In addition, the Company announced today that it filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) increasing the maximum purchase limitation from 50,000 shares to 150,000 shares for purchasers and from 100,000 shares to 300,000 shares for purchasers acting together with others, in all categories of the offering combined, including the syndicated offering. Consistent with the prospectus dated November 8, 2006, only those persons who subscribed for 50,000 shares will be resolicited, and any increased orders will be due by 12:00 noon, Eastern time, on December 27, 2006. All other eligible subscribers who properly completed and timely submitted a stock order form will be allocated the number of shares of common stock requested in their stock order form.

The Company also announced today that, as contemplated in the prospectus, it has commenced a syndicated offering to sell shares not subscribed for in the subscription offering and the community offering to the general public. Keefe, Bruyette & Woods, Inc. is acting as lead manager for the syndicated offering, which is being conducted on a best efforts basis. Neither Keefe, Bruyette & Woods nor any other member of the syndicate group is required to purchase any shares in the offering.

Subject to market conditions, independent appraiser review and regulatory approval, the Company expects to sell in the aggregate 18,400,000 shares, which is the maximum of the offering range set forth in the prospectus, in the subscription offering, the community offering and the syndicated offering.

The completion of the offering remains subject to (1) approval of the conversion by the stockholders of Westfield Financial, Inc. and the depositors of Westfield Bank, (2) final approval from the Office of Thrift Supervision to complete the conversion and the offering, including approval of an updated appraisal, and (3) the sale of at least 13,600,000 shares.

Westfield Bank is headquartered in Westfield, Massachusetts and operates through 10 banking offices in Agawam, East Longmeadow, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts. Westfield Bank’s deposits are insured by the Federal Deposit Insurance Corporation.

This press release contains certain forward-looking statements. These forward-looking statements are made in good faith pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. These forward-looking statements may be subject to significant known and unknown risks, uncertainties, and other factors, including, but not limited to, those matters referred to in the preceding sentence.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from the results discussed in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus (and, in the case of the subscription offering, an accompanying stock order form). The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.